Exhibit 23.10
CONSENT OF ROSS GLANVILLE AND ASSOCIATES LTD. AND BRUCE MCKNIGHT MINERALS ADVISOR SERVICE
     We hereby consent to the use of our formal valuations dated October 30, 2006 relating to Nevada Pacific Gold Ltd., Coral Gold Resources Ltd. and US Gold Acquisition Corp., which appear in the Registration Statements on Form S-4, as amended, of U.S. Gold Corporation and US Gold Acquisition Corporation for the registration of shares of U.S. Gold Common Stock and exchangeable shares of US Gold Canadian Acquisition Corporation and the prospectuses relating to the offers by U.S. Gold Corporation and US Gold Acquisition Corporation to purchase all of the outstanding common shares of Nevada Pacific Gold Ltd. and Coral Gold Resources Ltd. We also consent to the references to us under the headings “Experts” and “Valuation Requirements for Insider Bids” in such filings.
/s/ Ross Glanville
Ross Glanville and Associates Ltd.
Vancouver, British Columbia, Canada
Dated November 30, 2006
/s/ Bruce McKnight
Bruce McKnight Minerals Advisor Service
Vancouver, British Columbia, Canada
Dated November 30, 2006